UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 14, 2021

CVD EQUIPMENT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

New York	1-16525	11-2621692
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

355 South Technology Drive Central Islip, New York	11722
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (631) 981-7081

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVV	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

As previously reported by CVD Equipment Corporation (the “Company”) in its Current Report on Form 8-K filed on April 22, 2020, the Company was granted a loan in the principal amount of $2,415,970 (the “PPP Loan”) pursuant to the Paycheck Protection Program under Division A, Title I of the CARES Act, which was enacted by the United States Congress on March 27, 2020. The PPP Loan to the Company was made through HSBC Bank USA, National Association (the “Lender”), and the Company entered into a note and loan agreement with the Lender evidencing the PPP Loan.

In April 2021, the Company submitted a PPP Loan forgiveness application to the U.S. Small Business Administration (“SBA”) through the Lender.

On June 14, 2021, the Company received notification from the Lender that on June 10, 2021 the SBA approved the Company’s PPP Loan forgiveness application and remitted payment to the Lender for the entire principal amount of the PPP Loan and accrued interest. The forgiveness of the PPP Loan will be recognized during the Company’s second quarter ending June 30, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 16, 2021

CVD EQUIPMENT CORPORATION

By:	/s/ Thomas McNeill
Name:	Thomas McNeill
Title:	Chief Financial Officer and Secretary